CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the Sound Technology, Inc. registration statement, on Form SB-2, of our report dated 13 February 2004 except as to Note 6 which is as of 30 November 2004, accompanying the financial statements of Sound Technology, Inc. for the period from incorporation (14 October 2003) to 31 December 2003 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

"Staley, Okada & Partners"
6 December 2004	STALEY, OKADA & PARTNERS Chartered Accountants